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                       SECURITIES AND EXCHANGE COMMISSION

                  --------------------------------------------

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                        (date of earliest event reported)
                                 October 3, 2002


                             NORTEL NETWORKS LIMITED
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)





           CANADA                        000-30758               62-12-62580
----------------------------            -----------          ------------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                 L6T 5P6
-----------------------------------------------------                ----------
      (address of principal executive offices)                       (Zip code)



Registrant's telephone number, including area code (905) 863-0000.

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ITEM 5.      OTHER EVENTS

On October 3, 2002, Nortel Networks Corporation issued a press release announcing changes to its organization reflecting a more streamlined structure focused more directly around its customers in four key businesses: Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks.

The leadership management team going forward for the four key businesses, who will now all be reporting directly to Frank Dunn, are as follows:

o    Pascal Debon continues as president, Wireless Networks.

o    Brian McFadden continues as president, Optical Networks

o Sue Spradley is named president, Wireline Networks, and is responsible for driving cost-effective packet solutions for Nortel Networks voice, data and multimedia service offerings, as well as maintaining Nortel Networks leadership position in circuit technology solutions (formerly part of Metro and Enterprise Networks).

o For the Enterprise Networks business (formerly part of Metro and Enterprise Networks), Oscar Rodriguez is named president and general manager, Enterprise Solutions, responsible for business strategy and investment, and product strategy, execution and delivery, and Robert Burke continues as president, Enterprise Marketing, responsible for Enterprise solution and channel marketing.

Frank Plastina, president, Metro and Enterprise Networks, has decided to leave Nortel Networks after 15 years of service and contribution to the business.

Nortel Networks Corporation owns all of the Registrant's common shares, and the Registrant is Nortel Networks Corporation's principal direct operating subsidiary.

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; successful implementation of our new organization structure; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and the Registrant with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and the Registrant disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NORTEL NETWORKS LIMITED


                                            By:       /s/ DEBORAH J. NOBLE
                                                  ------------------------------
                                                  Deborah J. Noble
                                                  Corporate Secretary


                                            By:       /s/ DOUGLAS C. BEATTY
                                                  ------------------------------
                                                  Douglas C. Beatty
                                                  Chief Financial Officer


Dated: October 3, 2002


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